UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 13, 2006
UCBH Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-24947	94-3072450

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Montgomery Street San Francisco, California	94111

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (415) 315-2800

Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
ITEM 4.02 (A):	NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

SIGNATURES

ITEM 4.02 (A):	NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW
     UCBH Holdings, Inc. (the “Company”) has concluded that certain amounts were incorrectly classified in the Company’s unaudited Consolidated Statement of Cash Flows for the nine months ended September 30, 2006 and also for prior periods. Management intends to amend its Form 10-K for the year ended December 31, 2005, to restate the Consolidated Statement of Cash Flows for the year ended December 31, 2005. In addition, the Company intends to amend its Form 10-Qs for the first and second quarters of 2006 to restate the Consolidated Statements of Cash Flows for the interim 2005 and 2006 periods contained therein. The restatements will not affect the Company’s Consolidated Statements of Income, Consolidated Balance Sheets or Consolidated Statements of Changes in Stockholders’ Equity and Comprehensive Income for any of the affected periods. Accordingly, the Company’s historical revenues, net income, earnings per share, total assets and regulatory capital remain unchanged.
     The restatements were caused by the misclassification of cash flows between operating activities and investing activities arising from loans that were originated as held in portfolio and subsequently transferred to held for sale and loans that were originated as held for sale and subsequently transferred to held in portfolio. In accordance with Statement of Financial Accounting Standards No. 102, “Statement of Cash Flows—Exemption of Certain Enterprises and Classification of Cash Flows from Certain Securities Acquired for Resale,” cash flows from loans should be classified as operating activities if they were acquired with the intent to sell and as investing if they were acquired with the intent to hold in portfolio. Accordingly, the restatements will only affect the classification of these activities and the subtotals of cash flows from operating and investing activities presented in the affected Consolidated Statements of Cash Flows, and they will have no impact on the net increase (decrease) in total cash and cash equivalents set forth in the Consolidated Statements of Cash Flows for any of the previously reported periods.
     On November 13, 2006, management and the Company’s Audit Committee concluded that the Company’s previously issued Consolidated Financial Statements for the year ended December 31, 2005 and for each of the quarterly periods of 2005 and 2006 should no longer be relied upon and that the Consolidated Statements of Cash Flows for such periods should be restated. In addition, management and the Audit Committee have discussed these matters with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP.
     Due to the matters discussed above, the Company was unable to file its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2006 (the “10-Q”) within the prescribed time period. The 10-Q, which was due to be filed on November 9, 2006, is expected to be filed within the extension as provided by Rule 12b-25, which expires on November 14, 2006 and the 10-KA is expected to be filed shortly thereafter.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UCBH HOLDINGS, INC.
Date: November 13, 2006	By:	/s/ Dennis Wu
Dennis Wu
Executive Vice President and Chief Financial Officer